Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Third Quarter Results

NEW YORK, NY, November 4, 2015 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended September 30, 2015. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets.

THIRD QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$(0.13) of Net Income/(Loss) per diluted common share(6)

•	$0.46 of Core Earnings per diluted common share(6)

•	$0.50 minus a $0.04 retrospective adjustment

•	$0.60 per share common dividend declared

•	$18.47 net book value per share as of September 30, 2015(1), net of the third quarter common dividend

•	Book value declined $(0.74) or (3.9)% from last quarter, inclusive of:

•	Agency and derivatives realized and unrealized change of $(0.50) or (2.6)%

•	Mortgage basis underperformance continued from the prior quarter. Swap spreads further constrained performance, tightening materially during the quarter

•	Credit realized and unrealized change of $(0.10) or (0.5)%

•	Core earnings below the $0.60 dividend of $(0.14) or (0.8)%

	Q2 2015	Q3 2015
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$(1.5) mm	$(3.7) mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (6)	$(0.05)	$(0.13)

Non-GAAP-Results:
Core Earnings	$18.6 mm	$13.0 mm
Core Earnings, per diluted common share (6)	$0.65	$0.46

*	For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$3.1 billion investment portfolio value as of September 30, 2015 (2) (4) as compared to the $3.2 billion investment portfolio as of June 30, 2015

•	49.4% Agency RMBS investment portfolio

•	50.6% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, mortgage loans and excess mortgage servicing rights

•	During the quarter, we continued our strategic objective of rotation and reallocation to credit investments

•	60% of our credit portfolio is fixed rate coupon and 40% is floating rate(15)

•	Hedge ratio at quarter end of 73% of financing secured by Agency RMBS, or 39% of financing (8) (14)

•	Hedge ratio at the end of October of 62% of financing secured by Agency RMBS or 31% of financing (8) (14)

•	10.5% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the third quarter, excluding net TBA position (5)

•	12.2% CPR on the Agency RMBS investment portfolio in October(5)

•	3.58x leverage and 3.01% net interest margin as of September 30, 2015 (2)(3)(7)

THIRD QUARTER ACTIVITY / SUBSEQUENT EVENTS

•	Agency MBS: adjusted the portfolio and hedges in response to interest rate and mortgage basis volatility; reduced allocation to IOs and Inverse IOs

•	Due to the sale of Agency securities, credit investments now comprise the majority of the portfolio

•	Credit: purchase of Non-Agency MBS, GSE risk transfer securities, CMBS, and ABS

•	Non-Agency MBS: investments in current face value of approximately $38 mm of Prime securities, $17 mm of Subprime securities, and $21 mm of front pay short duration NPL securities

•	Investments in current face value of approximately $50 mm of CMBS, $235 mm of CMBS IO and $1 mm of ABS

•	MITT along with other AG funds participated in a term securitization in July and October. In each instance, the securitization term funded mortgage loans with fixed rate financing

•	The sponsoring entity sold the most senior bonds on the securitizations to third parties. MITT along with the other AG funds retained the lower tranches

•	Investment team executed underlying loan sales resulting in a paydown on one of our Securitized Whole Loans

•	As of October, MITT borrowed approximately $400 mm of financing from the FHLB of Cincinnati

•	Although financing costs increased during the quarter, MITT benefited from lower Agency financing rates with the FHLB

STOCK REPURCHASE PROGRAM

On November 3, 2015, the Company’s Board of Directors authorized a stock repurchase program (“Repurchase Program”), to repurchase up to $25.0 million of its outstanding common stock. Such authorization does not have an expiration date. Under the Repurchase Program, MITT may make purchases from time to time through open market or privately negotiated transactions. Subject to applicable securities laws, the timing, manner, price and amount of any repurchases of common stock under the Repurchase Program may be determined by the Company in its discretion, using available cash resources. This Repurchase Program may be suspended or discontinued at any time without prior notice. The authorization does not obligate the Company to acquire any particular amount of common stock. The Company has not repurchased any shares of common stock under the Repurchase Program.

MANAGEMENT REMARKS

“During the third quarter, market technicals deteriorated as fears of a global slowdown and a lack of liquidity across markets caused risk appetite to evaporate,” commented Jonathan Lieberman, President and Chief Investment Officer. “MBS, ABS and most credit spreads were wider in September, primary issuance was anemic and pricing generally was under pressure. Mortgage basis underperformance continued from the prior quarter and swap spreads further constrained performance, tightening materially during the quarter. Given the challenging investment environment, the investment team reduced overall leverage and agency MBS exposure, as well as continued our strategic objective of rotation and reallocation to credit investments.”

“Mortgage credit continued its pattern of stable to modest improvement in borrower performance and home prices continued to modestly rise during the quarter,” said Chief Executive Officer David Roberts. “With expanding mortgage credit availability taking hold in the markets, the performance and return of our credit sensitive assets will be supported. Additionally, as of October, MITT borrowed approximately $400 million from the FHLB of Cincinnati, and we began benefitting from the lower Agency financing rates at the FHLB.”

KEY STATISTICS

($ in thousands)
September 30, 2015
Investment portfolio (2) (4)	$3,057,275
Repurchase agreements and FHLBC Advances*	2,459,116
Total financing (14)	2,454,682
Stockholders’ equity	685,937

Leverage ratio (7)	3.58x
Hedge ratio - Total financing (8) (14)	39%
Hedge ratio - Agency repo and FHLBC advances (8)	73%

Yield on investment portfolio (9)	4.70%
Cost of funds (10)	1.69%
Net interest margin (3)	3.01%
Management fees (11)	1.45%
Other operating expenses (12)	1.98%

Book value, per share (1)	$18.47
Undistributed taxable income, per common share (13)	$1.65
Dividend, per share	$0.60

*	Excludes $126.7 million of repurchase agreements associated with U.S. Treasury positions.

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2015 (2):

($ in thousands)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield
Agency RMBS:
20-Year Fixed Rate	$47,764	$2,283	$50,047	$51,198	2.8%
30-Year Fixed Rate	865,590	40,033	905,623	919,243	3.1%
Fixed Rate CMO	78,888	701	79,589	82,590	2.8%
Hybrid ARM	372,452	(22)	372,430	380,586	2.7%
Inverse Interest Only	165,958	(135,354)	30,604	31,846	8.9%
Interest Only	496,152	(450,115)	46,037	46,308	5.4%
Credit Investments:
Non-Agency RMBS	1,807,341	(671,157)	1,136,184	1,154,940	5.8%
ABS	57,007	(405)	56,602	56,294	5.7%
CMBS	319,318	(157,476)	161,842	163,766	7.5%
CMBS Interest Only	689,012	(679,708)	9,304	9,583	7.1%
Commercial Loans	72,800	(246)	72,554	72,800	8.0%
Residential Loans	120,287	(35,510)	84,777	87,665	8.1%
Excess Mortgage Servicing Rights	75,162	(74,707)	455	456	0.8%

Total	$5,167,731	$(2,161,683)	$3,006,048	$3,057,275	4.7%

As of September 30, 2015, the weighted average yield on the Company’s investment portfolio was 4.70% and its weighted average cost of funds was 1.69%. This resulted in a net interest margin of 3.01% as of September 30, 2015. (3)

The Company had net realized losses of $(4.6) million, or $(0.16) per share, inclusive of investments in affiliates, during the quarter ended September 30, 2015 comprised of:

•	$(2.0) million or $(0.07) per share from net U.S. Treasury positions

•	$(1.0) million, or $(0.04) per share from credit investments

•	$(1.0) million, or $(0.03) per share from Agency RMBS

•	$(0.6) million, or $(0.02) per share from TBAs

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(1.2) million, or $(0.04) per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.2% as of September 30, 2015, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into financing arrangements with 38 counterparties, under which it had debt outstanding with 23 counterparties as of September 30, 2015. The weighted average funding cost was 0.5% for Agency RMBS and 1.9% for credit investments. The investment portfolio is financed with repurchase agreements and FHLBC advances as of September 30, 2015 as summarized below:

($ in thousands)
Maturing Within*	Amount Outstanding	WA Funding Cost	WA Days to Maturity**	% Outstanding
30 Days or Less	1,679,775	1.0%	12	68.3%
31-60 Days	156,777	1.1%	38	6.4%
61-90 Days	36,753	1.9%	71	1.5%
Greater than 90 Days	585,811	1.7%	466	23.8%

Total / Weighted Average	$2,459,116	1.1%	123	100.0%

*	Numbers in table above do not include securitized debt of $32.8 million or repurchase agreements associated with U.S. Treasury positions of $126.7 million.
**	Our weighted average original days to maturity is 162 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The Company’s interest rate swaps as of September 30, 2015 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	30,000	0.78%	0.40%	2.01
2018	210,000	1.05%	0.33%	2.51
2019	260,000	1.27%	0.31%	3.89
2020	290,000	1.67%	0.32%	4.51
2022	70,000	1.75%	0.33%	6.77
2023	160,000	2.31%	0.33%	7.67
2025	40,000	2.48%	0.33%	9.68

Total/Wtd Avg	$1,060,000	1.55%	0.33%	4.71

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

The hedge ratio at quarter end was 73% of financing secured by Agency RMBS, or 39% of financing. (8)(14)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of September 30, 2015, the Company had undistributed taxable income of approximately $1.65 per share. (13)

DIVIDEND

On September 10, 2015, the Company’s board of directors declared the third quarter dividend of $0.60 per share of common stock that was paid on October 30, 2015 to stockholders of record as of September 21, 2015.

On August 14, 2015, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on September 17, 2015 to stockholders of record as of August 31, 2015.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s third quarter earnings conference call on November 5, 2015 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 5472937#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q3 2015 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on December 5, 2015. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 5472937#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $27 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate equity and debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 360 employees, including more than 138 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book value, deploying capital, the common and preferred stock offerings and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Real estate securities, at fair value:
Agency - $1,386,686,075 and $1,691,194,581 pledged as collateral, respectively	$1,511,770,924	$1,808,314,746
Non-Agency - $1,088,370,200 and $1,088,398,641 pledged as collateral, respectively	1,141,674,101	1,140,077,928
ABS - $56,294,507 and $66,693,243 pledged as collateral, respectively	56,294,507	66,693,243
CMBS - $132,425,798 and $96,920,646 pledged as collateral, respectively	138,606,755	100,520,652
Residential mortgage loans, at fair value -$73,196,700 and $73,407,869 pledged as collateral, respectively	79,526,198	85,089,859
Commercial loans, at fair value - $62,800,000 pledged as collateral	72,800,000	72,800,000
U.S. Treasury securities, at fair value - $126,566,328 and $0 pledged as collateral, respectively	126,566,328	—
Investments in affiliates	41,834,369	20,345,131
Excess mortgage servicing rights, at fair value	455,743	628,367
Linked transactions, net, at fair value	—	26,695,091
Cash and cash equivalents	48,118,818	64,363,514
Restricted cash	39,975,602	34,477,975
Interest receivable	11,321,499	11,886,019
Receivable on unsettled trades - $49,463,611 and $0 pledged as collateral, respectively	51,364,775	—
Receivable under reverse repurchase agreements	25,687,500	—
Derivative assets, at fair value	53,007	11,382,622
Other assets	16,147,164	10,543,072
Due from broker	3,294,102	4,586,912

Total Assets	$3,365,491,392	$3,458,405,131

Liabilities
Repurchase agreements	$2,213,921,641	$2,644,955,948
FHLBC advances	351,694,000	—
Securitized debt	32,804,051	39,777,914
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	25,197,266	—
Payable on unsettled trades	9,540,502	—
Interest payable	2,833,873	2,461,494
Derivative liabilities, at fair value	18,184,072	8,608,209
Dividend payable	17,046,562	17,031,609
Due to affiliates	5,029,665	4,850,807
Accrued expenses	1,822,912	2,285,339
Taxes payable	1,339,716	1,743,516
Due to broker	139,702	4,015,152

Total Liabilities	2,679,553,962	2,725,729,988

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,410,937 and 28,386,015 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	284,110	283,861
Additional paid-in capital	586,222,271	586,051,751
Retained earnings/(deficit)	(61,782,956)	(14,874,474)

Total Stockholders’ Equity	685,937,430	732,675,143

Total Liabilities & Stockholders’ Equity	$3,365,491,392	$3,458,405,131

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
Net Interest Income
Interest income	$33,506,151	$36,197,633
Interest expense	8,506,994	6,819,731

	24,999,157	29,377,902

Other Income
Net realized gain/(loss)	(4,710,086)	10,539,221
Income/(loss) from linked transactions, net	—	3,481,936
Realized loss on periodic interest settlements of derivative instruments, net	(3,340,497)	(5,260,449)
Unrealized gain/(loss) on real estate securities and loans, net	7,238,103	(19,457,277)
Unrealized gain/(loss) on derivative and other instruments, net	(19,523,287)	9,459,244

	(20,335,767)	(1,237,325)

Expenses
Management fee to affiliate	2,481,816	2,548,601
Other operating expenses	3,390,191	3,140,272
Servicing fees	174,999	157,016
Equity based compensation to affiliate	51,069	67,562
Excise tax	375,000	533,539

	6,473,075	6,446,990

Income/(loss) before income tax benefit/(expense) and equity in earnings/(loss) from affiliates	(1,809,685)	21,693,587
Income tax benefit/(expense)	—	172,709
Equity in earnings/(loss) from affiliates	1,512,037	523,316

Net Income/(Loss)	(297,648)	22,389,612

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$(3,665,002)	$19,022,258

Earnings/(Loss) Per Share of Common Stock
Basic	$(0.13)	$0.67
Diluted	$(0.13)	$0.67

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,410,937	28,384,238
Diluted	28,410,937	28,405,069

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful for investors in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such, including investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions on a yield adjusted basis, including credit derivatives, investments in affiliates, inverse Agency interest-only securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended September 30, 2015 and the three months ended September 30, 2014 is set forth below:

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
Net Income/(loss) available to common stockholders	$(3,665,002)	$19,022,258
Add (Deduct):
Net realized (gain)/loss	4,710,086	(10,539,221)
Tax (benefit)/expense related to realized gain	—	(172,709)
Drop income	—	1,196,232
(Income)/loss from linked transactions, net	—	(3,481,936)
Net interest income on linked transactions	—	1,960,654
Equity in (earnings)/loss from affiliates	(1,512,037)	(523,316)
Net interest income from equity method investments	1,202,923	353,429
Unrealized (gain)/loss on real estate securities and loans, net	(7,238,103)	19,457,277
Unrealized (gain)/loss on derivative and other instruments, net	19,523,287	(9,459,244)

Core Earnings	$13,021,154	$17,813,424

Core Earnings, per Diluted Share	$0.46	$0.63

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on the balance sheet. We invested in certain credit sensitive commercial real estate securities and mortgage loans through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. Additionally, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included any net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes any net TBA position.
(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Non-Agency RMBS, ABS, CMBS, mortgage loan assets, and excess mortgage servicing rights, including securities and mortgage loans owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as credit investments, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from CPR calculation.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio at quarter end was calculated by dividing financing by our GAAP stockholders’ equity at quarter end. See footnote 14 for further details on our definition of financing.
(8)	The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and long positions in U.S. Treasury securities as negative values as applicable, by either financing or repurchase agreements and FHLBC Advances secured by Agency RMBS, as indicated plus the payable on all Agency RMBS buys less the financing on all unsettled Agency RMBS sells as indicated. See footnote 14 for further details on our definition of financing.

(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes any net TBA position.
(10)	The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements, FHLBC Advances and securitized debt outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.
(11)	The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end. Undistributed taxable income is based on current estimates and is not finalized until we file our annual tax return, typically in September of the following year.
(14)	Financing at quarter end, and when shown, daily weighted average, includes repurchase agreements inclusive of repurchase agreements through affiliated entities, plus the payable on all unsettled buys less the financing on all unsettled sells, FHLBC Advances, securitized debt and any net TBA position. Financing excludes repurchase agreements and unsettled trades on U.S. Treasuries.
(15)	Equity residuals, MSRs and principal only securities with a zero coupon rate are excluded from this calculation.